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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    October 16, 2002
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                            Merrill Lynch & Co., Inc.
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             (Exact Name of Registrant as Specified in its Charter)

Delaware                                  1-7182                      13-2740599
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(State or Other                          (Commission            (I.R.S. Employer
 Jurisdiction of                          File Number)       Identification No.)
 Incorporation)

4 World Financial Center, New York, New York                               10080
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:               (212) 449-1000
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         (Former Name or Former Address, if Changed Since Last Report.)

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Item 5.  Other Events
---------------------

Filed herewith is the Preliminary Unaudited Earnings Summary for the three- and nine-month periods ended September 27, 2002 and supplemental quarterly information for Merrill Lynch & Co., Inc. ("Merrill Lynch"), as contained in a press release dated October 16, 2002. The results of operations set forth therein for such periods are unaudited. All adjustments, consisting only of normal recurring accruals that are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented, have been included. The nature of Merrill Lynch's business is such that the results for any interim period are not necessarily indicative of the results for a full year.

On October 16, Merrill Lynch reported third quarter net earnings of $693 million, compared with $422 million in the third quarter of 2001. Third quarter 2002 net earnings included $114 million, or $0.12 per diluted share, attributable to a September 11-related net insurance recovery. Third quarter 2001 net earnings included $53 million, or $0.06 per diluted share, of September 11-related expenses. Third quarter 2002 earnings per common share were $0.79 basic and $0.73 diluted, compared with $0.49 basic and $0.44 diluted in the 2001 third quarter.

Excluding September 11-related items from both periods, third quarter 2002 net earnings were $579 million, or $0.61 per diluted share, up 22% from the $475 million, or $0.50 per diluted share, reported in the 2001 third quarter. Excluding September 11-related items, the third quarter pre-tax margin rose to 19.8%, an increase of nearly five percentage points from the year-ago quarter, despite a 15% year-over-year decline in net revenues.

"These results demonstrate the progress we have made to increase the profitability of our businesses, despite the backdrop of the most challenging market conditions in decades," said Merrill Lynch chairman and chief executive officer David H. Komansky and Stan O'Neal, president and chief operating officer. "While we are not optimistic that the environment in the fourth quarter will lead to an increase in revenues, Merrill Lynch's improved financial performance demonstrates the benefits of decisive actions to bring the company's capacity in line with our assessment of market opportunities and redirect resources to areas offering more attractive returns. We remain focused on growing our businesses and further enhancing operating discipline."

Excluding September 11-related items from both periods, year-to-date net earnings were $1.9 billion, 2% lower than the first nine months of 2001, on net revenues which were 16% lower, at $14.4 billion. The impact of the decline in net revenues on year-to-date earnings was limited by a $2.6 billion, or 18%, reduction in non-interest expenses. The year-to-date pre-tax margin was 19.6%, up from 17.4% in the first nine months of 2001.

On a U.S. GAAP basis, annualized year-to-date return on equity was 12.5%.

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BUSINESS SEGMENT REVIEW:

As reported, Global Markets and Investment Banking (GMI), Private Client and Merrill Lynch Investment Managers generated pre-tax earnings of $573 million, $314 million and $70 million, respectively. Included in both GMI's and Private Client's results is a September 11-related partial business interruption settlement for foregone pre-tax profits of $50 million and $25 million, respectively.

All figures and comparisons in the following segment discussions exclude the impact of the September 11-related recovery.

GLOBAL MARKETS AND INVESTMENT BANKING (GMI)
-------------------------------------------

Against the backdrop of challenging market conditions globally, GMI delivered strong pre-tax earnings and margins. The strength of GMI's financial performance demonstrates the benefits of its diversified sources of revenue, a favorable yield curve environment and its focus on higher margin activities. GMI has also maintained its discipline in reducing expenses and achieving efficiency and productivity improvements. Taken together, these factors have been integral to further enhancing Merrill Lynch's competitive position and profitability across the market cycle.

o GMI's third quarter pre-tax earnings were $523 million, 6% below the 2001 third quarter, although GMI's third quarter net revenues of $2.0 billion were 16% lower than the year-ago quarter. GMI's pre-tax margin was 26.7%, almost three percentage points higher than the prior year's third quarter.

o The strength of GMI's performance was driven primarily by the debt markets business, which had its strongest first nine months earnings ever. For the 2002 third quarter, the debt markets business had particularly strong results in the trading of interest rate products - especially derivatives and U.S. governments. Although revenues from cash equity and equity-linked trading declined, the results were solid in light of market conditions. These strengths were partially offset by lower investment banking revenues driven by lower levels of activity in mergers and acquisitions and equity origination.

o GMI's results also reflect continued discipline in reducing costs and increasing efficiency, which resulted in a 23% reduction in non-compensation expenses from the 2001 third quarter and a 13% reduction from the second quarter of this year.

o GMI's year-to-date pre-tax earnings were $1.8 billion, a decline of 21% compared with the same period last year, on revenues that fell 20% to $6.7 billion. The year-to-date pre-tax margin was 27.0%, essentially unchanged from the year-ago period, as expense reductions kept pace with the decline in revenues.

                                       3

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Despite the difficult market environment, GMI remains focused on investing in growth opportunities which leverage its existing franchise, such as building its foreign exchange and securities services businesses, expanding its derivatives capabilities, and enhancing its leading secondary equity business.

PRIVATE CLIENT
--------------

The difficult market environment continues to reinforce the value of the professional investment advice provided by Merrill Lynch's 14,600 Financial Advisors. With access to an extensive range of products from both proprietary and third party sources, our Financial Advisors offer clients the most tailored approach in the industry to addressing their individual financial needs, including investments, insurance, cash management and credit services.

Diversified revenue sources, including fee-based and recurring revenues, limited the impact of a reduction in transaction-driven revenues on Private Client's results. Fee-based and recurring revenues total nearly 65% of Private Client's net revenues. Private Client has continued to improve its margins through its focus on increasing productivity and rigorous cost control.

o Private Client's third quarter pre-tax earnings were $289 million, 45% higher than the 2001 third quarter, on net revenues which declined 13%, to $2.1 billion. Private Client's pre-tax margin was 13.9%, nearly six percentage points higher than the prior year's third quarter. These results continue to reflect substantially improved performance both inside and outside the United States, driven in part by continued discipline in reducing costs. Private Client has reduced non-compensation expenses by 16% compared to the year ago quarter.

o Private Client's business in the United States generated a pre-tax margin of 16.0% in the 2002 third quarter, over four percentage points higher than the year-ago quarter. This improvement was driven in part by continued discipline in managing expenses, higher fee-based and recurring revenues, and the growth of the mortgage business.

o The Private Client business in the United States continued to focus on diversifying revenues in the third quarter with high mortgage origination volumes and sales of annuity products, as well as strong demand for small business services, including lending. Outside the United States, the operating environment for the Private Client business remains generally difficult; however, substantial progress has been made in improving financial performance. This business continues to enhance services to high and ultra-high net worth clients outside the United States.

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o    Net new money into Private Client accounts in the United States totaled $3 billion during the 2002 third quarter. Net outflows from Private Client accounts outside the United States totaled $1 billion. While most stock indices globally recorded double-digit declines in the quarter, total assets in Private Client accounts decreased 7% from the second quarter, to $1.1 trillion, due principally to market depreciation.

o Assets in asset-priced accounts totaled $176 billion, or 16% of total Private Client assets at the end of the third quarter, up from 14% in the year-ago quarter and essentially unchanged from the second quarter of this year. Year-to-date flows of assets into annuitized products have totaled more than $26 billion in the United States from both new and existing clients, reflecting the continuing high demand by clients for Merrill Lynch's professionally managed account services.

o Private Client's year-to-date pre-tax earnings were $907 million, 34% higher than for the first nine months of 2001, on net revenues of $6.7 billion, down 12% from the year-ago period. Private Client's year-to-date pre-tax margin was 13.6%, up nearly five percentage points from the first nine months of 2001.

Private Client remains focused on driving growth through product innovation and service enhancement, both of which are essential to continued revenue diversification. Growth initiatives include the retirement services business, and plans to expand the banking services available through Merrill Lynch's proprietary CMA(R) product in the United States.

MERRILL LYNCH INVESTMENT MANAGERS (MLIM)
----------------------------------------

Despite a challenging market environment characterized by declining equity valuations and a shift by investors out of equities into lower-margin fixed income and cash products, MLIM increased year-over-year profitability and maintained solid investment performance. Globally, more than 60% of MLIM's assets under management were ahead of their benchmark or category median for the 1-, 3- and 5-year periods ending August 2002.

Although assets under management declined from the 2001 third quarter, due primarily to market depreciation, MLIM's pre-tax margin remained essentially unchanged as a result of actions taken over the past year to reduce expenses, including streamlining its investment platform and rationalizing its product offerings.

o MLIM's pre-tax earnings were $70 million, 24% lower than the 2001 third quarter, on net revenues that were 23% lower, at $369 million. MLIM's pre-tax margin was 19.0%, compared with 19.1% in the year-ago quarter, as expense reductions kept pace with the decline in revenues.

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o    Assets under management decreased 9% from the second quarter, to $452 billion at the end of the third quarter, due primarily to market depreciation.

o Year-to-date, MLIM's pre-tax earnings were $284 million, 7% higher than for the first nine months of 2001. Net revenues were $1.2 billion, down 18% from the year-ago period. MLIM's year-to-date pre-tax margin was 23.0%, up over five percentage points from the same period last year.

o MLIM continues to capitalize on its strong investment performance and extensive distribution network to drive growth. Sales of MLIM products through the Private Client channel continue to benefit from MLIM's increased participation in Merrill Lynch's Consults(R) program. Third party distribution of MLIM products in Europe remains a strategic growth priority, while in the United States MLIM remains focused on growing its institutional business.

THIRD QUARTER INCOME STATEMENT REVIEW:

REVENUES
--------

Net revenues were $4.4 billion, 15% lower than the 2001 third quarter.

Commission revenues were $1.1 billion, 7% below the 2001 third quarter, due primarily to a global decline in client transaction volumes, particularly in listed equities and mutual funds.

Principal transaction and net interest revenues in GMI are closely related and need to be analyzed in aggregate to understand the changes in net trading revenue. Principal transactions revenues decreased $362 million, or 49%, from the third quarter of 2001, to $377 million, due primarily to lower revenues from equities and equity derivatives, which were adversely impacted by reduced customer flows and by the conversion of the Nasdaq business to a commission-based structure over the past year, and lower debt trading revenues.

Net interest profit was $986 million, up $107 million, or 12%, from the 2001 third quarter due to a favorable yield curve environment and increased dividend and interest income associated with certain trading strategies, the impact of which is partially offset by a reduction in principal transactions revenues.

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Underwriting revenues were $332 million, 41% lower than the 2001 third quarter.
Strategic advisory revenues declined 45% from the 2001 third quarter to $163 million. These decreases reflect the global decline in investment banking activity.

Asset management and portfolio service fees were $1.2 billion, down 9% from the third quarter of 2001. This decrease is primarily the result of a market-driven decline in equity assets under management.

Other revenues were $165 million, up $36 million from the 2001 third quarter, resulting primarily from increased realized gains on the investment portfolios of Merrill Lynch's U.S. banks.

EXPENSES
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Compensation and benefits expenses were $2.2 billion, a decrease of $529 million, or 19%, from the 2001 third quarter. The decrease is due primarily to lower incentive compensation accruals, reduced staffing levels, and lower severance expenses. Compensation and benefits expenses were 51.1% of net revenues for the third quarter of 2002, compared to 53.6% in the 2001 third quarter.

Excluding the impact of September 11-related items, non-compensation expenses were $1.3 billion - a decline of 21% from the 2001 third quarter. Details of the significant changes in non-compensation expenses follow:

o communications and technology costs were $421 million, down 20% due to lower technology equipment depreciation, communications costs, and systems consulting costs;

o occupancy and related depreciation was $218 million, a decline of 22% due primarily to lower rental expenses resulting from the fourth quarter 2001 restructuring initiatives;

o brokerage, clearing, and exchange fees were $182 million, down 17% from the prior period;

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o   advertising and market development expenses were $125 million, down 24% due primarily to reduced spending on travel and advertising;

o professional fees increased 17%, to $135 million, due principally to increased legal fees;

o office supplies and postage decreased 21% to $62 million due to lower levels of business activity, and efficiency initiatives;

o other expenses were $128 million, down 27% due to a reduction in provisions for various business matters;

o in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," goodwill is no longer being amortized. Merrill Lynch completed its review of goodwill in accordance with SFAS No. 142 and determined that the fair value of the reporting units to which goodwill relates exceeds the carrying value of such reporting units. Accordingly, no goodwill impairment loss was recognized. The discontinuation of goodwill amortization is reflected in the reduced corporate segment expenses from the 2001 third quarter, which included $53 million of goodwill amortization; and

o the September 11-related net insurance recovery includes a partial pre-tax reimbursement of $200 million, offset by September 11-related costs of $9 million. The reimbursement is for a portion of the replacement and recovery costs, and a partial business interruption settlement for foregone profits. The net replacement and recovery costs were recorded in the corporate segment and the business interruption reimbursement was recorded as a reduction of expenses in the affected business segments, GMI and Private Client. The third quarter of 2001 included September 11-related pre-tax expenses of $88 million.

Merrill Lynch's year-to-date effective tax rate was 29.7%, unchanged from the first six months of 2002.

STAFFING
--------

Merrill Lynch's full-time employees totaled 53,400 at the end of the third quarter, a decline of 1,200 during the quarter as the company continued to achieve efficiencies and adjust the sizing and alignment of resources to reflect changes in the business outlook.

*                      *                        *                            *

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Certain statements contained in this report may constitute forward-looking statements, including, for example, statements about management expectations, strategic objectives, business prospects, anticipated expense savings and financial results, anticipated results of litigation and regulatory proceedings, and other similar matters. These forward-looking statements are not statements of historical facts and represent only Merrill Lynch's beliefs regarding future events, which are inherently uncertain. There are a variety of factors, many of which are beyond Merrill Lynch's control, which affect its operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to, actions and initiatives taken by both current and potential competitors, the effect of current, pending and future legislation and regulation both in the United States and throughout the world, and the other risks detailed in Merrill Lynch's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Merrill Lynch does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. The reader should, however, consult any further disclosures of a forward-looking nature Merrill Lynch may make in its reports on Form 10-K, Form 10-Q, and Form 8-K.




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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------
         (c)      Exhibits
                  --------
                  (99)     Additional Exhibits

                           (i) Preliminary Unaudited Earnings Summary for the three- and nine-month periods ended September 27, 2002 and supplemental information.






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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                   MERRILL LYNCH & CO., INC.
                                          --------------------------------------
                                                          (Registrant)




                                     By:       /s/  Thomas H. Patrick
                                          --------------------------------------
                                                    Thomas H. Patrick
                                                    Executive Vice President and
                                                    Chief Financial Officer



                                     By:       /s/  John J. Fosina
                                          --------------------------------------
                                                    John J. Fosina
                                                    Controller
                                                    Principal Accounting Officer






Date:     October 16, 2002


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                                  EXHIBIT INDEX
                                  -------------


Exhibit No.            Description                                         Page
----------             -----------                                         ----
(99)                   Additional Exhibits                                13-20

                       (i) Preliminary Unaudited Earnings Summary for the three- and nine-month periods ended September 27, 2002 and supplemental information.



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